Exhibit 99.1

FOR IMMEDIATE RELEASE:	CONTACT:
Pfeiffer High Investor Relations, Inc.
Geoff High
303-393-7044

DYNAMIC MATERIALS REPORTS FIRST QUARTER FINANCIAL RESULTS

BOULDER, Colo. — April 29, 2014 — Dynamic Materials Corporation (DMC) (Nasdaq: BOOM), today reported financial results for its first quarter ended March 31, 2014.

Sales increased 4% to $48.0 million versus $46.3 million in the first quarter last year, while gross margin improved to 30% from 28% in the same period a year ago.  The increase in gross margin resulted from favorable changes in product and customer mix at the Company’s Oilfield Products business, which reported gross margin of 41%, up from 34% in the first quarter last year.

Operating income was $2.8 million versus an operating loss of $1.1 million in the first quarter of 2013.  Operating results in last year’s first quarter included $3.0 million of non-recurring expenses associated with management retirements.  Net income improved to $1.6 million, or $0.12 per diluted share, versus net income of $215,000, or $0.02 per diluted share, in the year-ago first quarter.  Net income in the 2013 first quarter reflected a tax benefit of $1.2 million.

First quarter adjusted EBITDA increased 107% to $6.9 million from $3.3 million in the first quarter last year.  Adjusted EBITDA is a non-GAAP (generally accepted accounting principles) financial measure used by management to measure operating performance.  See additional information about adjusted EBITDA at the end of this news release, as well as a reconciliation of adjusted EBITDA to GAAP measures.

NobelClad

NobelClad reported sales of $24.6 million, a decline of 6% from $26.2 million in the first quarter last year.  Operating income was $1.4 million versus $2.4 million in the comparable year-ago quarter.  Adjusted EBITDA was $3.1 million versus $3.9 million in the same quarter a year ago.  NobelClad ended the quarter with an order backlog of $35.9 million versus $36.9 million at the end of the fourth quarter.

Oilfield Products

First quarter sales at the Company’s Oilfield Products segment, which now includes DynaEnergetics and AMK Technical Services, increased 17% to $23.5 million from $20.1 million in the same quarter a year ago.  Operating income increased 150% to $3.6 million from $1.4 million in last year’s first quarter.  Adjusted EBITDA advanced 85% to $5.4 million from $2.9 million in the comparable prior-year quarter.

Management Commentary

Kevin Longe, president and CEO, said the first quarter reflected positive market conditions for DMC’s Oilfield Products business.  “Demand for DynaEnergetics’ DynaSelect detonator system drove improved first quarter sales and gross margin performance for DMC.  The oil and gas industry places great emphasis on reliability, safety and efficiency in its well completion technologies, and the demand for our new DynaSelect system illustrates we are facilitating more effective well completions.”

“We continue to strengthen the DynaEnergetics organization to better serve customers and support demand for our growing product offering.  Our research and development team remains very active, and we expect to introduce multiple new perforating-related products in the coming quarters.”

Longe added, “NobelClad continues to report strong quoting activity, particularly from the oil and gas and chemical sectors.  However, bookings activity remains relatively modest.  Sluggish demand is a current challenge among many of our clad-related fabrication customers, although they also are reporting strong quoting activity from many of the industrial end markets we serve.  While the timing of improved order flow remains difficult to predict, we are cautiously optimistic that recent quoting volume will result in increased bookings.  We also are very confident that NobelClad is well positioned to address this anticipated improvement in demand.”

Guidance

Rick Santa, senior vice president, said management has maintained its prior 2014 financial guidance of revenue that is expected to be flat to up 4% versus the $209.6 million reported in 2013, and gross margins in the range of 29% to 31% versus the 28% reported in 2013.  The Company’s blended effective tax rate for fiscal 2014 is expected to range from 29% to 30% based on projected pre-tax income.

For the second quarter, management anticipates sales will be down 5% to 7% from the $57.9 million reported in last year’s second quarter, but up 12% to 14% sequentially from the $48.0 million reported in this year’s first quarter.  Second quarter gross margin is expected to be in a range of 29% to 30% versus the 30% reported in last year’s second quarter.

Conference call information

Management will hold a conference call to discuss these results today at 5:00 p.m. Eastern (3:00 p.m. Mountain).  Investors are invited to listen to the call live via the Internet at www.dynamicmaterials.com, or by dialing 877-407-8031 (201-689-8031 for international callers).  No passcode is necessary.  Webcast participants should access the website at least 15 minutes early to register and download any necessary audio software. A replay of the webcast will be available for 90 days and a telephonic replay will be available through May 6, 2014, by calling 877-660-6853 (201-612-7415 for international callers) and entering the Conference ID # 13580677.

Use of Non-GAAP Financial Measures

Non-GAAP results are presented only as a supplement to the financial statements based on U.S. generally accepted accounting principles (GAAP). The non-GAAP financial information is provided to enhance the reader’s understanding of DMC’s financial performance, but no non-GAAP measure should be considered in isolation or as a substitute for financial measures calculated in accordance with GAAP. Reconciliations of the most directly comparable GAAP measures to non-GAAP measures are provided within the schedules attached to this release.

EBITDA is defined as net income plus or minus net interest plus taxes, depreciation and amortization. Adjusted EBITDA excludes from EBITDA stock-based compensation and, when appropriate, other items that management does not utilize in assessing DMC’s operating performance (as further described in the attached financial schedules). None of these non-GAAP financial measures are recognized terms under GAAP and do not purport to be an alternative to net income as an indicator of operating performance or any other GAAP measure.

Management uses these non-GAAP measures in its operational and financial decision-making, believing that it is useful to eliminate certain items in order to focus on what it deems to be a more reliable indicator of ongoing operating performance. As a result, internal management reports used during monthly operating reviews feature the adjusted EBITDA. In addition, during 2014 DMC management incentive awards will be based, in part, on the amount of EBITDA achieved during the year.  Management also believes that investors may find non-GAAP financial measures useful for the same reasons, although investors are cautioned that non-GAAP financial measures are not a substitute for GAAP disclosures. EBITDA and adjusted EBITDA are also used by research analysts, investment bankers and lenders to assess operating performance. For example, a measure similar to EBITDA is required by the lenders under DMC’s credit facility.

Because not all companies use identical calculations, DMC’s presentation of non-GAAP financial measures may not be comparable to other similarly titled measures of other companies. However, these measures can still be useful in evaluating the company’s performance against its peer companies because management believes the measures provide users with valuable insight into key components of GAAP financial disclosures. For example, a company with greater GAAP net income may not be as appealing to investors if its net income is more heavily comprised of gains on asset sales. Likewise, eliminating the effects of interest income and expense moderates the impact of a company’s capital structure on its performance.

All of the items included in the reconciliation from net income to EBITDA and adjusted EBITDA are either (i) non-cash items (e.g., depreciation, amortization of purchased intangibles and stock-based compensation) or (ii) items that management does not consider to be useful in assessing DMC’s operating performance (e.g., income taxes and gain on sale of assets). In the case of the non-cash items, management believes that investors can better assess the company’s operating performance if the measures are presented without such items because, unlike cash expenses, these adjustments do not affect DMC’s ability to generate free cash flow or invest in its business. For example, by adjusting for depreciation and amortization in computing EBITDA, users can compare operating performance without regard to different accounting determinations such as useful life. In the case of the other items, management believes that investors can better assess operating performance if the measures are presented without these items because their financial impact does not reflect ongoing operating performance.

About DMC

Based in Boulder, Colorado, DMC serves a global network of customers in the energy, infrastructure and industrials markets through two core businesses: NobelClad and Oilfield Products. The NobelClad segment is the world’s largest manufacturer of explosion-welded clad metal plates, which are used to fabricate capital equipment utilized within various process industries and other industrial sectors. The Oilfield Products segment is comprised of DynaEnergetics, an international manufacturer and marketer of advanced explosive components and systems used to perforate oil and gas wells, and AMK Technical Services, which utilizes various specialized technologies to weld components for use in oilfield equipment, power-generation turbines, and commercial and military jet engines. For more information, visit the Company’s website at: http://www.dynamicmaterials.com

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Safe Harbor Language

Except for the historical information contained herein, this news release contains forward-looking statements, including second quarter and full-year 2014 guidance on revenue, gross margins and effective tax rates, expectations about improving conditions in NobelClad’s industrial end markets, new product launches and the Company’s other growth initiatives.  These risks and uncertainties include, but are not limited to, the following: our ability to realize sales from our backlog; our ability to obtain new contracts at attractive prices; the execution of purchase commitments by our customers, and our ability to successfully deliver on those purchase commitments; the size and timing of customer orders and shipments; fluctuations in customer demand; our ability to successfully execute upon growth opportunities; fluctuations in foreign currencies, changes to customer orders; the cyclicality of our business; competitive factors; the timely completion of contracts; the timing and size of expenditures; the timing and price of metal and other raw material; the adequacy of local labor supplies at our facilities; current or future limits on manufacturing capacity at our various operations; the availability and cost of funds; and general economic conditions, both domestic and foreign, impacting our business and the business of the end-market users we serve; as well as the other risks detailed from time to time in the Company’s SEC reports, including the annual report on Form 10-K for the year ended December 31, 2013.

DYNAMIC MATERIALS CORPORATION & SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2014 AND 2013

(Amounts in Thousands, Except Share and Per Share Data)

(unaudited)

	Three months ended
	March 31,
	2014	2013
NET SALES	$48,039	$46,270
COST OF PRODUCTS SOLD	33,710	33,551
Gross profit	14,329	12,719
COSTS AND EXPENSES:
General and administrative expenses	5,702	8,138
Selling and distribution expenses	4,248	4,051
Amortization of purchased intangible assets	1,616	1,585
Total costs and expenses	11,566	13,774
INCOME (LOSS) FROM OPERATIONS	2,763	(1,055)
OTHER INCOME (EXPENSE):
Other income (expense), net	(435)	296
Interest expense, net	(104)	(169)
INCOME (LOSS) BEFORE INCOME TAXES AND NON-CONTROLLING INTEREST	2,224	(928)
INCOME TAX PROVISION	586	(1,171)
NET INCOME	1,638	243
Less: Net income attributable to non-controlling interest	—	28
NET INCOME ATTRIBUTABLE TO DYNAMIC MATERIALS CORPORATION	$1,638	$215
INCOME PER SHARE:
Basic	$0.12	$0.02
Diluted	$0.12	$0.02
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING:
Basic	13,644,239	13,509,792
Diluted	13,649,953	13,513,797
DIVIDENDS DECLARED PER COMMON SHARE	$0.04	$0.04

DYNAMIC MATERIALS CORPORATION & SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in Thousands)

	March 31,
	2014	December 31,
	(unaudited)	2013
ASSETS

Cash and cash equivalents	$9,130	$10,617
Accounts receivable, net	36,804	38,715
Inventory, net	43,497	41,550
Other current assets	8,803	7,882

Total current assets	98,234	98,764

Property, plant and equipment, net	63,968	65,015
Goodwill, net	37,689	37,970
Purchased intangible assets, net	34,597	36,458
Other long-term assets	2,387	2,405

Total assets	$236,875	$240,612

LIABILITIES AND STOCKHOLDERS’ EQUITY

Accounts payable	$13,558	$14,668
Customer advances	3,002	1,025
Dividend payable	557	550
Accrued income taxes	2,036	2,811
Other current liabilities	8,097	9,231
Current portion of long-term debt	516	2,907

Total current liabilities	27,766	31,192

Lines of credit	26,900	26,400
Deferred tax liabilities	7,968	8,347
Other long-term liabilities	1,937	1,881
Stockholders’ equity	172,304	172,792

Total liabilities and stockholders’ equity	$236,875	$240,612

DYNAMIC MATERIALS CORPORATION & SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE THREE MONTHS ENDED MARCH 31, 2014 AND 2013

(Amounts in Thousands)

(unaudited)

	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$1,638	$243
Adjustments to reconcile net income to net cash provided by operating activities -
Depreciation (including capital lease amortization)	1,995	1,417
Amortization of purchased intangible assets	1,616	1,585
Amortization of deferred debt issuance costs	25	25
Stock-based compensation	555	1,422
Deferred income tax provision (benefit)	445	(19)
Gain on disposal of property, plant and equipment	—	21
Change in working capital, net	(3,176)	1,596

Net cash provided by operating activities	3,098	6,290

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property, plant and equipment	(2,057)	(4,453)
Change in other non-current assets	32	45

Net cash used in investing activities	(2,025)	(4,408)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings (repayments) on bank lines of credit, net	(1,863)	(202)
Payments on long-term debt	(15)	(16)
Payments on capital lease obligations	(15)	(13)
Payment of dividends	(550)	(540)
Net proceeds from issuance of common stock	22	—
Tax impact of stock-based compensation	87	(890)

Net cash used in financing activities	(2,334)	(1,661)

EFFECTS OF EXCHANGE RATES ON CASH	(226)	(247)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(1,487)	(26)

CASH AND CASH EQUIVALENTS, beginning of the period	10,617	8,200

CASH AND CASH EQUIVALENTS, end of the period	$9,130	$8,174

DYNAMIC MATERIALS CORPORATION & SUBSIDIARIES

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASUREMENTS TO MOST

DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS

(Amounts in thousands)

(unaudited)

	Three months ended
	March 31,
	2014	2013

NobelClad	$24,564	$26,180
DynaEnergetics	23,475	20,090

Net sales	$48,039	$46,270

NobelClad	$1,377	$2,444
DynaEnergetics	3,570	1,429
Unallocated expenses	(2,184)	(4,928)

Income (loss) from operations	$2,763	$(1,055)

	For the three months ended March 31, 2014
		Oilfield	Unallocated
	NobelClad	Products	Expenses	Total

Income from operations	$1,377	$3,570	$(2,184)	$2,763
Adjustments:
Stock-based compensation	—	—	555	555
Depreciation	1,185	810	—	1,995
Amortization of purchased intangibles	547	1,069	—	1,616
Adjusted EBITDA	$3,109	$5,449	$(1,629)	$6,929

	For the three months ended March 31, 2013
		Oilfield	Unallocated
	NobelClad	Products	Expenses	Total

Income (loss) from operations	$2,444	$1,429	$(4,928)	$(1,055)
Adjustments:
Net income attributable to non-controlling interest	—	(28)	—	(28)
Stock-based compensation	—	—	1,422	1,422
Depreciation	929	488	—	1,417
Amortization of purchased intangibles	527	1,058	—	1,585
Adjusted EBITDA	$3,900	$2,947	$(3,506)	$3,341

DYNAMIC MATERIALS CORPORATION & SUBSIDIARIES

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASUREMENTS TO MOST

DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS

(Amounts in thousands)

(unaudited)

	Three months ended
	March 31,
	2014	2013

Net income attributable to DMC	$1,638	$215
Interest expense	109	172
Interest income	(5)	(3)
Provision for income taxes	586	(1,171)
Depreciation	1,995	1,417
Amortization of purchased intangible assets	1,616	1,585
EBITDA	5,939	2,215
Stock-based compensation	555	1,422
Other (income) expense, net	435	(296)
Adjusted EBITDA	$6,929	$3,341